UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2005

PROTEIN POLYMER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19724	33-0311631
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10655 Sorrento Valley Road, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(858) 558-6064

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 23, 2005, Protein Polymer Technologies, Inc. (the “Company”) entered into an Asset Purchase Option Agreement (the “Option Agreement”), dated as of the same date, by and between the Company and Surgica Corporation (“Surgica”) pursuant to which the Company is granted a one-year option (and a one-year option extension) to acquire substantially all of Surgica’s assets in exchange for two million (2,000,000) shares of the Company’s Common Stock (the “Shares”) and a potential future incentive issuance of additional Company Common Stock (the “Earnout Shares”) based on the future sales performance of Surgica’s products during the first quarter of 2007. The Shares and the Earnout Shares are sometimes referred to herein individually and collectively as the “Securities”. The full text of the Option Agreement is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 23, 2005 and is incorporated herein by reference in its entirety. On December 15, 2005 the Company and Surgica entered into a First Amendment to the Asset Purchase Option Agreement, pursuant to which the parties agreed to extend the effective date of the option granted pursuant to the Option Agreement from December 17, 2005 to December 19, 2005.

On December 19, 2005 the Option Agreement closed pursuant to its terms. Concurrently with the closing of the Option Agreement (the “Option Closing”), the Company and Surgica entered into a License Agreement and Supply and Services Agreement, pursuant to which the Company acquired exclusive rights to Surgica’s technology and products.

The following is a brief summary of the transaction. This summary is qualified in its entirety by reference to the full text of the Option Agreement, License Agreement and Supply and Services Agreement, the latter two attached hereto as Exhibits 10.2 and 10.3 to this Current Report, and any reports, definitive proxy statements or information statements filed prior or subsequent to this Current Report by the Company under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed with the Securities Exchange Commission that relate to the transaction.

Asset Purchase Option Agreement

Under the terms of the Option Agreement, the Company will have the right to acquire substantially all of the assets of Surgica for (i) the Shares, and (ii) the Earnout Shares, if any, based on the future sales performance of Surgica’s products during the first quarter of 2007. The number of Earnout Shares, if any, will be based in part on the price per share of the Company’s Common Stock based on the 90 day prior average price of the Company’s Common Stock as of April 1, 2007 (the “Trailing Average Price”). The option became effective as of the Option Closing and will be exercisable, at the sole discretion of the Company, for a term of up to two (2) years. Once Surgica is given notice of the Company’s intent to exercise the option, the exercise of the option itself will be subject to approval by Surgica’s stockholders.

License Agreement and Supply and Services Agreement

On December 19, 2005, the Company and Surgica entered into a License Agreement and Supply and Services Agreement. Under the terms of the License Agreement, the Company acquired exclusive rights to Surgica’s three embolization products, one issued patent, and technical and market know-how in return for (i) the assumption of up to approximately $650,000.00 of certain Surgica liabilities, including $200,000 in contingent liabilities, and (ii) a cash payment(s) to Surgica of up to approximately $400,000.00. Under the terms of the Supply and Services Agreement, Surgica is obligated to provide its goods and services, including further product development, in exchange for (i) operating payments to Surgica and (ii) a royalty of twenty-five percent (25%) of net profits, if any, on revenues generated by the sale of Surgica products.

Voting Agreement and Proxy

On November 23, 2005, the Company and Louis R. Matson entered into a Voting Agreement pursuant to which Louis R. Matson agreed to vote all shares of Surgica that he may own (i) in favor of the adoption of the Option Agreement and the grant of the option contemplated thereby; (ii) in favor of adoption of the Asset Purchase Agreement and approval of the acquisition contemplated thereby, but only to the extent that the option is exercised by the Company; (iii) against any proposal for any acquisition transaction, other than the acquisition, between Surgica and any person other than the Company and/or a wholly-owned subsidiary of the Company; and (iv) against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Surgica under the Option Agreement or Asset Purchase Agreement or which would result in any of the conditions to the consummation of the effectiveness of the option under the Option Agreement or the acquisition under the Asset Purchase Agreement not being fulfilled. Concurrently with the execution of the Voting Agreement, and pursuant to the Voting Agreement’s terms, Louis R. Matson delivered to the Company an irrevocable proxy appointing the Company as the sole and exclusive attorney and proxy of Louis R. Matson, with full power of substitution and resubstitution, to vote and exercise all voting and related rights with respect to all shares of Surgica that he may own in accordance with (ii), (iii), and (iv) above.

Asset Purchase Agreement

Pursuant to the terms of the Option Agreement, the Company was granted an option, which became effective as of the Option Closing and which will be exercisable, at the sole discretion of the Company, for a term of up to two (2) years, to purchase substantially all of the assets of Surgica in exchange for the Shares and the Earnout Shares, if any, by entering into, and causing a to-be-formed, wholly-owned subsidiary of the Company to enter into, a definitive Asset Purchase Agreement with Surgica which will be subject to a number of conditions precedent, including approval by Surgica’s stockholders.

Pursuant to the terms of the Asset Purchase Agreement, the Securities shall constitute “restricted securities” as that term is defined in Section 144(a)(3) of the Securities Act of 1933, as amended, and shall be restricted as to their resale for a period of at least one hundred eighty (180) days from the date the Asset Purchase Agreement is executed.

The Earnout Shares, if any, will be equal to the aggregate amount of (i) the “Common Stock Equivalent A”, defined below, for every $1.00 in annualized first quarter revenue for the first (1st) quarter of 2007 derived from the operations to be transferred from Surgica to the Company (the “Annualized First Quarter Revenue”) up to, and including, $2,000,000.00 plus (ii) the “Common Stock Equivalent B”, defined below, for every $1.00 in Annualized First Quarter Revenue in excess of $2,000,000.00. Common Stock Equivalent A means the number of shares of the Company’s Common Stock equal to the quotient of (i) $0.50 divided by (ii)  Trailing Average Price. Common Stock Equivalent B means the number of shares of the Company’s Common Stock equal to the quotient of (i) $1.00 divided by (ii) the Trailing Average Price. The Earnout Shares will be issued, if at all, only if the average sales per quarter from the operations to be transferred from Surgica to the Company for the first (1st) and second (2nd) quarters of 2007 are equal to or greater than a predetermined set amount.

Each of the Option Agreement, License Agreement, Supply and Services Agreement and Asset Purchase Agreement contain representations and warranties by the Company and Surgica customary for transactions of this type.

On December 20, 2005, the Company issued a press release, in the form attached to this Current Report on Form 8-K as Exhibit 99.1, that describes the above-mentioned arrangements.

Surgica Arrangements with Financial Advisor

As previously disclosed in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2005, Edward G. Cape resigned from the Board of Directors of the Company on December 8, 2005.

Mr. Cape is a principal of the Sapphire Group LLC ("Sapphire"). Sapphire previously entered into advisory arrangements with Surgica. Surgica has advised the Company that such arrangements lapsed in accordance with their terms. Surgica has advised the Company that Sapphire has nevertheless claimed a fee in connection with transactions described herein. The Company has agreed, under certain circumstances, to indemnify Surgica for claims made against Surgica by Sapphire. Mr. Cape advised the Company that his resignation from the Board of Directors of the Company was in no way related to any disagreement with the Company on any matter relating to the Company's operations, policies or practices or to Sapphire's arrangements with Surgica. At all times that Mr. Cape served on the Board of Directors of the Company, he abstained from any vote on any matter with respect to transactions between the Company and Surgica.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.2	License Agreement, dated as of December 19, 2005, between Protein Polymer Technologies, Inc. and Surgica Corporation.
10.3	Supply and Services Agreement, dated as of December 19, 2005, between Protein Polymer Technologies, Inc. and Surgica Corporation.
10.4	Voting Agreement, dated as of November 23, 2005, between Protein Polymer Technologies, Inc. and Louis R. Matson.
10.5	Irrevocable Proxy, dated as of November 23, 2005, executed by Louis R. Matson in favor of Protein Polymer Technologies, Inc.
99.1	Press Release of Protein Polymer Technologies, Inc. dated as of December 20, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEIN POLYMER TECHNOLOGIES, INC., a Delaware corporation
Date: December 22, 2005	By: /s/ J. Thomas Parmeter________________________ J. Thomas Parmeter Chairman of the Board

EXHIBIT INDEX

Exhibit No.	Description
10.2	License Agreement, dated as of December 19, 2005, between Protein Polymer Technologies, Inc. and Surgica Corporation.
10.3	Supply and Services Agreement, dated as of December 19, 2005, between Protein Polymer Technologies, Inc. and Surgica Corporation.
10.4	Voting Agreement, dated as of November 23, 2005, between Protein Polymer Technologies, Inc. and Louis R. Matson.
10.5	Irrevocable Proxy, dated as of November 23, 2005, executed by Louis R. Matson in favor of Protein Polymer Technologies, Inc.
99.1	Press Release of Protein Polymer Technologies, Inc. dated as of December 20, 2005.